January 16, 2015
 COMMISSION
450 Fifth Street, NW
Washington, DC 20549


Attn. Document Control




RE	American
Depositary Shares
evidenced by the
American Depositary
Receipts of
Thai Union Frozen
Products Public
Company Limited
Form F6 File No
333184961


Ladies and Gentlemen

Pursuant to Rule 424b3 under
the Securities Act of 1933, as
amended, on behalf of The
Bank of New York Mellon, as
Depositary for securities
against which American
Depositary Receipts ADRs are
to be issued, we attach a copy
of the new prospectus
Prospectus reflecting the
change in ratio from 1 ADS  5
Foreign Shares to 1 ADS  20
Foreign Shares.
As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to
the file number of the
registration statement to which
the Prospectus relates.

Pursuant to Section III B of the
General Instructions to the
Form F6 Registration
Statement, the Prospectus
consists of the ADR certificate
with the revised ratio.
The Prospectus has been
revised to reflect the new ratio
as follows
One 1 American Depositary
Share represents Twenty 20
Shares.

Please contact me with any
questions or comments at 212
8152301.


Paul Brophy
Senior Associate
The Bank of New York Mellon
ADR Division


Encl.
CC Paul Dudek, Esq. Office of
International Corporate
Finance










Depositary Receipts